UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

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☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☒	Soliciting Material Pursuant to §240.14a-12

Nabi Biopharmaceuticals

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Set forth below is a presentation made by Biotest, AG (“Biotest”) to employees of Nabi Biopharmaceuticals (the “Company”) on October 2, 2007. The attached materials were prepared by, and presented by, Biotest, and the Company makes no representation or warranty of any kind with respect to such materials, including as to whether such materials are accurate or complete.

Biotest
From Nature for Life

Global presence • Expanded capacities • Promising pipeline

Biotest's Introduction to the Employees of Nabi

Boca Raton
October 2, 2007

Biotest AG – Nabi Visit Oct.2, 2007

0

Markets and Competitive Position: Biotest Plasma Derivatives without Nabi

- Global market share: 2-3 %
- Market share in relevant markets: 9 %
- Major competitors: Baxter, CSL Behring, Talecris, Octapharma, Grifols
- Intratect® market share in Germany already amounts to 22 %
- World market leader with Cytotect® and Varitect®
- Strong position with Hepatect® in Europe
- Albumin: commodity till 2006, but now increasing demand

•Capacity
700,000 l / year
Plasma
FRACTIONATION
Immuno-globulins
Hyper-immuno-globulins
Clotting Factors
Albumin

Intratect® Pentaglobin®	Hepatect® Cytotect® Varitect®	Haemoctin® Haemonine®	Human-Albumin Biseko
Infections, immune deficiencies	Hepatitis Cytomegalie Varicella	Blood coagulation defects	Albumin and protein deficiencies

Biotest AG – Nabi Visit Oct.2, 2007

4

Biotest
From Nature for Life

The Unmet Need: Major progress made in the treatment of rheumatoid arthritis (RA), but far from remission

- ~ 50% of patients stay on their drug for less than 2 years due to adverse events or loss of efficacy
- ~ 25% of patients do not respond to TNF-α antagonist therapies
- ~ 30% of patients don't have adequate control (ACR 50) with most effective current therapies
- ~ 60 - 80% of patients do display major clinical response (ACR 70)
- ~ 80 - 90% of patients do not reach remission

No drug so far has gained approval for remission

Estimated sales of drugs for treatment of rheumatois arthritis (RA) [US $ m]

10,000
8,000
6,000
4,000
2,000
Biologics
DMARDs
Traditional treatment
635
446
1.409
958
523
8.989
CAGR = 44.8 %
2001
2008*

Biotest AG – Nabi Visit Oct 2, 2007
9

Biotest
From Nature for Life

Development of BT-061: milestones reached in 2006 and those planned for 2007

	2006	2007
Production system	• Completion of production, analytics and product release (by partner) • Significant optimisation of yields	• Completion of optimisation programme • Proof of comparability and consistent quality of the clinical batches • Production for further clinical studies
Preclinical development	• Completion of pharmacological and toxicological studies	• Proof of long-term tolerability in animal studies
Clinical research	• Submission of the clinical trial application to regulatory agency (PEI) • Approval of clinical protocol from the Ethics Commission and regulatory agency	• **Completion of phase I: Proof of good clinical tolerability** • **Start of phase I/II in psoriasis** • **Start of phase I/II in RA**

Biotest AG – Nabi Visit Oct 2, 2007 10

Biotest
From Nature for Life

BT-062: significant potential for treatment of highly aggressive multiple myeloma (MM)

- MM remains an incurable malignancy (mortality rate at 95% after 10 years) with growing incidence (2005: 5-6/100,000 with ~ 144,000 diseased patients in 7 major markets)
- **BT-062 with competitive advantages:**
- High-level expression (50–200 x higher compared to normal plasma cells) of target antigen
- High specificity of target: no expression on haematopoietic bone marrow precursor cells and B cells
- Immunotoxin with murine antibody significantly more effective than competitive agents
- Outstanding results confirmed by new generation of immunotoxin using humanised (chimerised) antibody

Biotest AG – Nabi Visit Oct 2, 2007
11

Biotest
From Nature for Life

Development of BT-062 : milestones reached in 2006 and those planned for 2007

	2006	2007
Process development	• Process transfer to contract manufacturer • Further process development	• Clinical batch production
Pre-clinical development	• Continuation of pre-clinical development • Technology transfer from ImmunoGen to Biotest	• Consultation with FDA • Completion of toxicological studies
Clinical research		• **Selection of clinical centre (Dana Farber Cancer Institute, Boston)** • **Definition of clinical protocol** • **Application for orphan drug status**

Biotest AG – Nabi Visit Oct 2, 2007

12

Biotest
From Nature for Life

New production facilities in Dreieich/Frankfurt, Germany

- CAPEX of > 90 m $
- Fractionating capacity of 700.000 litres
- Production capacity of 400 m units factor VIII / IX
- Expansion of chromatographic purification of immunoglobulins to 4,000 kg
- Further investments of 12 m $

Biotest AG – Nabi Visit Oct.2, 2007
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Biotest
From Nature for Life

Significant increase in sales and earnings over the last years

Sales and EBIT in m $

+65%
~ 415
354
296
270
251
~ 47
39
31
24
9
2003
2004
2005
2006
2007 FC
Sales
EBIT

Biotest AG – Nabi Visit Oct.2, 2007
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Biotest
From Nature for Life

Impressive increase in the market capitalization of Biotest within the last years

[m $]

+1,541 %
600
500
400
300
200
100
0
33.6
61.7
118.1
295.8
372.8
450.4
551.4
2002
2003
2004
2005
2006
2007
9/2007

Always as of Dec. 31, except in 2007, there as of Sept. 26

Biotest AG – Nabi Visit Oct.2, 2007

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Biotest
From Nature for Life

Six convincing reasons to acquire the Nabi SBU "Biologics"

Acquisition of NABI BIOLOGICS

- Immediate strong presence in the US market
- Global leader in hepatitis B hyperimmunoglobulin market
- Promising R&D pipeline with huge market potential
- Positive contribution to sales and EBIT from the very start
- Experienced and driven team of experts
- Immediate additional capacity in plasmapheresis and production

Biotest AG – Nabi Visit Oct.2, 2007 19

Biotest
From Nature for Life

Organisational structure of Biotest's US activities

Biotest AG
100 %
Biotest US Holding
100 %
100 %
Biotest Diagnostics Corp., Denville
Biotest Pharmaceuticals Corp., Boca Raton

- annual sales > USD 14.4m

- purchase price USD 185m
- annual sales > USD 80m

Biotest AG – Nabi Visit Oct 2, 2007
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Biotest
From Nature for Life

Major assets: state-of-the-art production plant and plasma collection centres

Plasma protein production plant

- Built in 2002, certified by FDA
- Fractionation capacity 400,000 litres (after limited capex)
- Maximum output 1.5 tons IVIG
- Includes labs, QC, storage capacity

Plasma collection centres

- Nine centres in six US states
- Certified by FDA and EMEA
- Collection volume ~ 400,000 litres
- Further expansion planned

WA
OR
CA
NV
ID
MT
WY
UT
AZ
CO
NM
ND
SD
NE
KS
OK
TX
MN
IA
MO
AR
LA
WI
IL
MI
IN
OH
KY
TN
MS
AL
GA
FL
SC
NC
VA
WV
PA
NY
VT
NH
ME
MA
RI
CT
NJ
DE
MD
States with Nabi BioMedical Centers

Biotest AG – Nabi Visit Oct 2, 2007
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Major products: Hyperimmunoglobulin Nabi HB® and plasma currently sold to third parties

Nabi HB®

- Leading hyperimmunoglobulin for Hepatitis B prophylaxis in the US
- e.g. prevention of reinfection after liver transplants

Hepatitis B Immune
Globulin (Human)
Nabi-HB™
Solvent/Detergent
Treated and Filtered
5 mL (>1560 IU)

Plasma for third parties

- Plasma raw material and specific hyperimmune sera
- Major part of collected plasma will be used for own products in future
- Favourable market conditions due to growing IgG production in USA, EU

B

Biotest AG – Nabi Visit Oct 2, 2007
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Biotest
From Nature for Life

Major development projects: Premium IVIG product and hyperimmunoglobulin Civacir® for Hepatitis C prophylaxis

Premium IVIG product

- Premium product comparable to Intratect® in Europe
- Tailored to the US market
- Phase III pivotal trial has started in September 2007
- FDA approval expected for H1 2010
- US market launch earlier than previously planned for Intratect® (produced ex Dreieich)

Civacir®

- Indication is to prevent HCV re-infection in liver transplant patients
- High unmet medical need: 1/3 of liver transplants due to HCV infection (10x higher than HBV), no vaccination available
- Market potential (USA) in the three figure million USD range
- Orphan Drug designation (USA, EU)
- Phase II trial ongoing, Phase III trial to start in 2009
- FDA approval expected for 2012

Biotest AG – Nabi Visit Oct 2, 2007

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Biotest
From Nature for Life

USA – the most attractive plasmaprotein market worldwide

- USA represents one third of global immunoglobulin demand (> 30 tons)
- Market volume (2006) without recombinant factors ~ USD 3bn
- IVIG growth rates significantly higher than in ROW (CAGR 1992 – 2006: ~9 %) – expected to continue
- Attractive price levels above EU levels – stable outlook due high medical need and new indications
- Long-term prophylaxis of HBV and HCV liver transplant patients with hyperimmunoglobulins will become standard

Global immunoglobulin demand (in tons)

tons
0
20
40
60
80
100
120
140
1990
1992
1994
1996
1998
2000
2002
2004
2006
2008E
2010E
2012E
2014E
2016E

Source: Review of Australia's Plasma Fractionation Arrangements, 2007

Biotest AG – Nabi Visit Oct2, 2007
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Biotest
From Nature for Life

Biotest becomes global leader in hepatitis B hyperimmunoglobulin market

- Sales of Hepatect® and Nabi HB® amount to > EUR 60m
- Hepatect® leading HBV hyperimmunoglobulin in the EU
- Nabi HB® by far the top-seller in the US market with a market share of more than 85%
- Plasma supply secured thanks to large share of donations with high HBV antibody titers

HB-hyperimmunoglobulin market 2006

Europe
Rest 13%
Kedrion 12%
Biotest 49%
LFB 14%
USA
Talecris 22%
Nabi 78%

Source: MRB The Plasma Fraction Market in the United States 2006

Biotest AG – Nabi Visit Oct 2, 2007
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Biotest
From Nature for Life

New facilities allow integrated production strategy

US collection centres
(~400,000 l)
EU collection centres
(~200,000 l)
Additional plasma
- global sourcing
PLASMA
PLASMA
PLASMA
PLASMA
Plasma
Fractionation Boca Raton
(400,000 l)
Fractionation Europe
(1,000,000 l)*
*including contract manufacturers
Cryo +
Fract. V
Purification Boca Raton
(1,500 kg)
Purification Dreieich
(4,000 kg)
IVIG
Nabi HB®
Civacir®
Intratect®
ALBUMIN
FVIII / IX
Hepatect®
Cytotect®
US market
European market and ROW

Biotest AG – Nabi Visit Oct 2, 2007
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Biotest
From Nature for Life

Together with Nabi Biologics, Biotest Pharma will continuously enhance its global market position expected
approval timeline

2012
FDA approval of Civacir®
EMEA approval of Cytotect®
(cytomegalia during pregnancy)
FDA approval of IVIG
Extension of manufacturing licence,
purification capacities doubled to 4 tons
Extension FDA approval Nabi HB®
Extension of European approval
of FH plasma products
2008

Biotest AG – Nabi Visit Oct.2, 2007
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Biotest
From Nature for Life

Solid transaction financing in place

- Transaction financing secured by a long-term financing package with Commerzbank AG as lead arranger including a sufficient working capital facility
- Successfully new capital raised ($ 45 m)
- High operative flexibility within a stable and secure finance plan
- Equity-based financing practice will be continued in the accelerated growth stage

Biotest AG – Nabi Visit Oct.2, 2007
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Biotest
From Nature for Life

Increase in revenues – higher EBT in 2008 expected – significant improvement of earnings from 2010 onwards

- Biotest targets revenues of > EUR 500m in the medium term after successful launch of "IVIG" in the USA – Civacir® adds further upside potential
- Forecast 2007 unchanged – EBIT should exceed 2006 figure by 12 – 15 %
- Striving for a further improvement of EBIT and EBT in 2008
- Earnings from acquired assets expected to exceed additional interest expenses from 2010 onwards

Biotest AG – Nabi Visit Oct.2, 2007
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Biotest
From Nature for Life

Timeline and further process

- Asset purchase agreement subject to US merger-control and Nabi Biopharmaceuticals' shareholders approval
- Approval of US merger-control authorities expected by October/November 2007
- Approval of Nabi Biopharmaceuticals shareholders expected within 60 - 90 days after the signing
- Closing of transaction therefore expected at the end of 2007

Biotest AG – Nabi Visit Oct.2, 2007 30

Biotest
From Nature for Life

Our Plans for Nabi's SBU "Biologics"

We are about to acquire a successful and well managed business. We are highly dedicated not only to continue the business but to build on the existing basis.

- Therefore, we would appreciate very much if you stay on board and help us to grow the business, here in Boca Raton as well as in the plasmapheresis centers.
- We also hope to convince the management to become a part of the Biotest Team in the US.
- As soon as we get the anti-trust clearance and are legally allowed to to do so we would submit an employment offer to you to stay with us.

To give you a better understanding about our joint future here are our plans:

Biotest AG – Nabi Visit Oct.2, 2007 32

Biotest
From Nature for Life

Our Plans: Plasmapheresis Centers

- We adhere to the same highly ethical principles you are following with regard to selection of donors and maintaining the highest level of safety in collecting, testing, storing and shipping plasma donations.
- We will continue the excellent plasmapheresis business in the same way you have done it up to now.
- We will certainly honour all existing delivery contracts.
- As in the past, Biotest Europe is interested in buying plasma from you. Till the plasma can be used in Boca Raton, any excess plasma would be shipped to Biotest.
- As originally planned by Nabi we will extend the plasmapheresis business and start new centers in the US to meet future demand.

Biotest AG – Nabi Visit Oct 2, 2007 33

Biotest
From Nature for Life

Our Plans: Production

- We are planning to increase the fractionating capacity from 180.000 litres to 400.000 litres by investing in the facility at Boca Raton.
- By 2010 we should be able to produce 1.5 tons of IVIG in Boca Raton.
- Increasing of yields would also be our first target in the further development of the process.
- We intend to upgrade the Cryo separation and to validate Fraction V production to supply those intermediates to Europe.
- For the next two years the vaccine suite will be used to produce clinical batches for Nabi Pharmaceuticals. At the same time we will start to adjust the equipment in such a way that Biotest monoclonal antibodies can be produced in that part of the facility.
- We have to evaluate when it makes sense to establish our own filling and packaging facility.

Biotest AG – Nabi Visit Oct 2, 2007 34

Biotest
From Nature for Life

Our Plans: Clinical Development

- With combined efforts of our clinical research and regulatory team we will try to get the extended license for Nabi HB intravenous as fast as possible.
- It should be our common goal to have IVIG as premium product in the market in 2010.
- Civacir is a very promising product. Medical need requires that we have it available better today than tomorrow! Therefore, we will support a speedy clinical development with adequate funds.
- Our European sales force is looking forward in selling your Anti-D product. So let's get it into the markets!
- We are very successfully selling other hyperimmunoglobulins in Europe. Our midterm goal is to get also a license for those products in the US.

Biotest AG – Nabi Visit Oct.2, 2007

35

Biotest
From Nature for Life

Our Plans: Sales & Marketing

- Nabi HB is THE hepatitis B product in the States!
  We won't let Cangene's product take away market share from us!

- As soon as we have the extended license for Nabi HB intravenous we will more intensively explain the advantages of the product and will promote a longer treatment/reimbursement for the patients.

- We will start to prepare the market for our new IVIG in the US as soon as legally possible. The demand is there. Let's take advantage of the opportunities !

Biotest AG – Nabi Visit Oct 2, 2007 36

Biotest

From Nature for Life

Our Plans: Transition Services

- Today's Nabi organisation will be split into two separate units (Nabi Pharmaceuticals and Biotest Pharmaceuticals).
  For quite some time we need services from each other and since we are no competitors, it should be easy for us to assist the other unit as much as possible and needed.

- We need a smooth transfer of all regulatory and clinical activities from Rockville to Boca Raton in order to continue all our development projects.

- Rockville will need accounting, reporting and IT support from Boca Raton till they have established all headquarters functions in their unit. We will render this support.

Biotest AG – Nabi Visit Oct 2, 2007

37

Forward-Looking Statements

Statements in this communication that are not strictly historical are forward- looking statements and include statements about reorganization of our current business into two new business units, our strategic alternatives process and clinical trials and studies. You can identify these forward-looking statements because they involve our expectations, beliefs, projections, anticipations or other characterizations of future events or circumstances. These forward- looking statements are not guarantees of future performance and are subject to risks and uncertainties that may cause actual results to differ materially from those in the forward-looking statements as a result of any number of factors. These factors include, but are not limited to, risks relating to our ability to: our ability to successfully complete the sale of the Biologics SBU and our strategic alternatives process; successfully partner with third parties to fund, develop, manufacture and/or distribute our existing and pipeline products, including NicVAX and our Gram- positive infections products; obtain successful clinical trial results; realize anticipated cost savings related to job elimination due to greater than anticipated severance-related costs or other factors; generate sufficient cash flow from sales of products or from milestone or royalty payments to fund our development and commercialization activities; attract and maintain the human and financial resources to commercialize current products and bring to market products in development; depend upon third parties to manufacture or fill our products; achieve approval and market acceptance of our products; expand our sales and marketing capabilities or enter into and maintain arrangements with third parties to market and sell our products; effectively and/or profitability use, or utilize the full capacity of, our vaccine manufacturing facility; manufacture NicVAX or other products in our own vaccine manufacturing facility; comply with reporting and payment obligations under government rebate and pricing programs; raise additional capital on acceptable terms, or at all; and re-pay our outstanding convertible senior notes when due. Many of these factors are more fully discussed, as are other factors, in the company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2006 and our Quarterly Report for the quarter ended June 30, 2007 on Form 10-Q with the Securities and Exchange Commission.

Important Information for Investors and Stockholders

Nabi will file a proxy statement with the SEC in connection with the proposed transaction. Nabi urges investors and stockholders to read the proxy statement when it becomes available and any other relevant documents filed by it with the SEC because they will contain important information.

Investors and stockholders will be able to obtain the proxy statement and other documents filed with the SEC free of charge at the website maintained by the SEC at www.sec.gov. In addition, documents filed with the SEC by Nabi will be available free of charge on the investor relations portion of the Nabi website at www.nabi.com.

Participants in the Solicitation

Nabi, and certain of its directors and executive officers, may be deemed to be participants in the solicitation of proxies from its stockholders in connection with the transaction. The names of Nabi’s directors and executive officers and a description of their interests in Nabi are set forth in Nabi’s Annual Report on Form 10-K for the fiscal year ended December 31, 2006, which was filed with the SEC on March 15, 2007. Investors and stockholders can obtain more detailed information regarding the direct and indirect interests of Nabi’s directors and executive officers in the transaction by reading the definitive proxy statement when it becomes available.